

<ARTICLE>                     5
<LEGEND>
     This schedule contains summary financial information extracted from the
     Consolidated Balance Sheet and Consolidated Income Statement of GATX
     Corporation and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                  YEAR
<FISCAL-YEAR-END>                    DEC-31-1996
<PERIOD-START>                       JAN-01-1996
<PERIOD-END>                         DEC-31-1996
<CASH>                                        46
<SECURITIES>                                   0
<RECEIVABLES>                               1114 <F1>
<ALLOWANCES>                                 121
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0 <F2>
<PP&E>                                      4619
<DEPRECIATION>                              1773
<TOTAL-ASSETS>                              4750
<CURRENT-LIABILITIES>                          0 <F2>
<BONDS>                                     2664 <F3>
<PREFERRED-MANDATORY>                          3
<PREFERRED>                                    0
<COMMON>                                      14
<OTHER-SE>                                   758
<TOTAL-LIABILITY-AND-EQUITY>                4750
<SALES>                                        0
<TOTAL-REVENUES>                            1414
<CGS>                                          0
<TOTAL-COSTS>                                695 <F4>
<OTHER-EXPENSES>                             202 <F5>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                           203
<INCOME-PRETAX>                               74 <F6>
<INCOME-TAX>                                  54
<INCOME-CONTINUING>                          103
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                 103
<EPS-PRIMARY>                               4.37
<EPS-DILUTED>                               4.19

<F1> Receivables consists of three components: Trade accounts of 130 million,
     Finance leases of $761 million and secured loans of 223 million.
<F2> Not applicable because GATX has an unclassified balance sheet.
<F3> This value consists of two components: long-term debt of 2,437 million and capital lease obligations of 227 million.  Short-term debt not included.
<F4> This value represents operating expenses on the consolidated income statement.
<F5> This value consists of the provision for depreciation and amortization on the consolidated income statement.
<F6> This value represents icome before income taxes and equity in net earnings of affiliated companies.



